Exhibit 10.3

EXECUTION COPY

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT dated as March 15, 2012, is among NEW ENTERPRISE STONE & LIME CO., INC., a Delaware corporation (together with its successors and permitted assigns, the “Borrower”), ASTI TRANSPORTATION SYSTEMS, INC., a Delaware corporation and a wholly-owned subsidiary of the Borrower (“ASTI”), PRECISION SOLAR CONTROLS INC., a Texas corporation and a wholly-owned subsidiary of the Borrower (“Precision”), SCI PRODUCTS INC., a Pennsylvania corporation and a wholly-owned subsidiary of the Borrower (“SCI”, together with the Borrower, ASTI, Precision and any other Person that becomes a party to the Security Agreement (as referenced and defined below), together with their successors and permitted assigns, collectively, “Assignors”), and MANUFACTURERS AND TRADERS TRUST COMPANY, with an office at 301 W. Plank Road, Altoona, Pennsylvania 16602, as agent for itself and the other Secured Parties (as that term is defined in the Credit Agreement referenced below) (together with its successors and assigns in such capacity, “Assignee”) and is made pursuant to the Security Agreement dated as of the date hereof, by and among Assignors and Assignee (the “Security Agreement”).

WHEREAS, Assignors are the owners of certain United States patents, patent rights and patent applications (including but not limited to divisions, continuations, continuations-in-part, and re-examinations) and any renewals, extensions, reissues or improvements thereof including those listed on Exhibit 1 hereto, and together with any other rights, priorities and privileges relating to inventions, formulae, discoveries and ideas (whether patentable or unpatentable and whether or not reduced to practice), and all rights to obtain any reissues, renewals or extensions of the foregoing together with all licenses for any of the foregoing and all causes of action arising prior to or after the date hereof for infringement of any of the foregoing (collectively, the “Patents”); and

WHEREAS, the Borrower, Assignee and certain Lenders (as defined in the Credit Agreement) entered into that certain Credit Agreement dated as of the date hereof (as the same may be amended, restated, modified, supplemented and/or replaced from time to time, the “Credit Agreement”), pursuant to which such Lenders and the other Secured Parties agreed to extend credit to the Borrower on the terms and conditions described therein; and

WHEREAS, one of the conditions to the extension of credit under the Credit Agreement is that payment of the Secured Obligations (as defined in the Credit Agreement) shall be secured by, among other things, a security interest in favor of the Assignee, for the benefit of the Lenders and the other Secured Parties, in the Patents now existing and hereafter adopted or acquired and all Proceeds (as defined in the Security Agreement) thereof and Assignors are willing to grant to the Assignee, for the benefit of the Secured Parties, a security interest in the Patents, including without limitation, the Patents now existing and hereafter adopted or acquired and all Proceeds thereof and all other related claims and rights as more fully described in the Security Agreement.

NOW, THEREFORE, for good and valuable consideration, as security for the due and timely payment and performance of the Secured Obligations, Assignors hereby pledge and grant to Assignee a security interest and lien in and to the Patents now existing and hereafter adopted or acquired and all Proceeds thereof and give notice of such security interest and the existence of the Security Agreement providing therefor.

[Signature Page Follows]

Executed as of the date first above written.

Assignors:

NEW ENTERPRISE STONE & LIME CO., INC.

By:	/s/ Paul I. Detwiler, III
Name:	Paul I. Detwiler, III
Title:	President, Chief Financial Officer
and Secretary

SCI PRODUCTS INC.
PRECISION SOLAR CONTROLS INC.
ASTI TRANSPORTATION SYSTEMS, INC.

By:	/s/ Paul I. Detwiler, III
Name:	Paul I. Detwiler, III
Title:	Vice President, on behalf of each of the foregoing

[Signature Page of Patent Security Agreement]